Exhibit 13.2

AMARIN CORPORATION PLC

CERTIFICATION OF ALAN COOKE, CHIEF FINANCIAL OFFICER OF AMARIN
CORPORATION PLC, PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Amarin Corporation plc (the “Company”) on Form 20-F/A for the period ending December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certifies that to the best of his knowledge:

1.             The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.             The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 17, 2005		/s/ ALAN COOKE
	Name:	Alan Cooke
	Title:	Chief Financial Officer

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.